Exhibit 99.1

For Immediate Release

November 7, 2022

Southwest Gas Names Robert J. Stefani Chief Financial Officer

LAS VEGAS, November 7, 2022 – Southwest Gas Holdings, Inc. (NYSE: SWX) (“Southwest Gas” or the “Company”) today announced the appointment of Robert J. Stefani as Senior Vice President and Chief Financial Officer, effective November 30, 2022. Mr. Stefani succeeds Gregory J. Peterson, who will retire on November 30, 2022. Mr. Stefani will report to President & CEO Karen S. Haller and will serve as a member of the Southwest Gas executive team.

Mr. Stefani comes to the Company from PECO Energy, where he was Senior Vice President, Chief Financial Officer and Treasurer, with responsibility for all financial activities including financial strategy, planning and analysis, operational finance, accounting, treasury, capital markets, strategic investment and risk management.

“We are excited to have Rob join our team. He comes with rich experience in overseeing financial functions at PECO Energy and has the leadership qualities to advance growth and value creation at Southwest Gas. He is not only a proven energy industry leader but skilled at developing teams and leaders, passionate about helping veterans enter the civilian work force, and understands our Company’s commitment to delivering long-term value. We are confident he is the right person to take the Company into the next financial chapter,” said Karen Haller.

In his role as CFO, Mr. Stefani will assume responsibility for directing the financial, accounting, and internal audit functions. He will define the direction of critical financial functions and develop strategies to create and sustain long-term stockholder value. Among other things, he will focus on financial planning and execution, financial reporting for the Company’s operating segments, financial regulatory compliance, and investor relations.

“I am very enthusiastic about joining Southwest Gas. The Company has a unique value proposition and strong foundation from which the Company can grow and execute its vision as a dynamic energy company providing safe and reliable service to customers while innovating sustainable energy solutions that will fuel our communities’ growth. Southwest Gas is poised to be a leader in the energy transition and I’m looking forward to collaborating with the Southwest Gas team on building our energy future,” said Mr. Stefani.

Mr. Stefani brings deep experience in corporate development, mergers & acquisitions, treasury, debt capital markets, and financial planning and analysis. Before joining PECO, he served as the Vice President of Corporate Development at Exelon, PECO’s parent holding company. Mr. Stefani also worked within Caterpillar Inc.’s Strategic Investments team. Prior to his experience in Corporate Development, he worked as an investment banker at Citigroup and Marathon Capital. Mr. Stefani began his career by attending flight school and serving as an officer in the United States Navy on active duty from 1996-2003 within the naval aviation community. He received a degree in Business Administration – Accounting, from the University of Notre Dame and a MBA from the University of Texas, Austin.

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About Southwest Gas Holdings, Inc.

Southwest Gas Holdings, Inc., through its subsidiaries, engages in the business of purchasing, distributing and transporting natural gas, and providing comprehensive utility infrastructure services across North America. Southwest Gas Corporation, a wholly owned subsidiary, safely and reliably delivers natural gas to over two million customers in Arizona, California and Nevada. Centuri Group, Inc., a wholly owned subsidiary, is a strategic infrastructure services company that partners with regulated utilities to build and maintain the energy network that powers millions of homes and businesses across the United States and Canada. The Company’s MountainWest Pipelines subsidiary provides natural gas storage and interstate pipeline services within the Rocky Mountain region.

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For media information, contact:

Sean Corbett

(702) 876-7219

sean.corbett@swgas.com